Exhibit 99.1

Biodiesel – Fueling A Better Future
April 2008 Newsletter
Volume 4, Number 2

ANNUAL MEETING OF MEMBERS OF WESTERN IOWA ENERGY, LLC IS HELD
The 2008 Annual Meeting of Members was held at 7:00 p.m. on Monday, April 14, 2008 at the Wall Lake Community Center, 202 W. 2nd Street, Wall Lake, Iowa. On or about March 5, 2008, the Company mailed the Notice of Annual Meeting of Members and Notice Regarding the Internet Availability of Proxy Materials for the Member Meeting to all Members of record as of the close of business on March 1, 2008. The meeting was held for the following purposes:
1.
To approve an amendment to the Company’s Operating Agreement authorizing the offices of President/CEO and Chairman of the Board to be held by one individual, as contained in Section 5.14 of the form of Amended and Restated Operating Agreement attached as Appendix 1 to the Proxy Statement (“Proposal No. 1”);

2.	To elect two (2) Directors to the Board of Directors; and

3.	To transact such other business as may properly come before the meeting.
A quorum, which is equal to 25% of the outstanding membership units, was found to be present at the meeting.
Chairman Bill Horan called the meeting to order and presided during its deliberations. Kevin Ross acted as Secretary of the meeting. The inspector of elections, Jim Schmidt, was charged with counting the ballots and proxies for all matters voted upon at the meeting. Director and Secretary, Kevin Ross, and the Company’s administrative assistant, Jeanne Sorenson, supervised and assisted with the counting of the ballots.
Chairman Bill Horan described the matter of the election of the directors and accepted and addressed questions regarding the pending election. He reported that the Board of Directors had recommended that Warren Bush and Kevin Ross be nominated to serve three year terms as Directors of the Company.
Chairman Bill Horan also explained the proposed amendment to the Company’s Operating Agreement and accepted and responded to questions regarding the proposed amendment to the Operating Agreement.
A motion was then made and duly seconded to open the polls for the election of Directors and the amendment to the Operating Agreement. It carried by voice vote. All Members present then voted by written ballot.
The polls were closed while the ballots of the Members present at the meeting were counted together with the proxies cast prior to the meeting by the Members unable to attend. All ballots and proxies were counted by the inspector of elections, Jim Schmidt. Secretary Kevin Ross and Jeanne Sorenson supervised and assisted with the counting of the ballots
A presentation was then made by Larry Breeding, General Manager of the Company, regarding the Company’s condition and results of operations for the preceding year.
Following the presentation, Bill Horan received the report of the inspector of elections. He announced that each of the director nominees was duly elected to serve on the Board of Directors. He also announced that the amendment to the Operating Agreement was duly approved and enacted and had commenced to become the law of the company.
Voting by the Members for the approval of the amendment to the Operating Agreement, as contained in the form of Amended and Restated Operating Agreement attached as Appendix 1 to the Proxy Statement, was as follows:

	For	Against	Abstain
Proposal No. 1	6,728	885	182
The two (2) Director nominees receiving the greatest votes by the Members for the election of the Directors were as follows:

Votes Cast
Warren Bush	6,666
Kevin Ross	7,378
There being no other business, the meeting was adjourned.

GENERAL MANAGER’S REPORT
For the purpose of this newsletter, I am going to summarize parts of the presentation that was made at the 2008 Annual Meeting of Members. As a matter of introduction, I would like to thank you for the opportunity to work for and on behalf of Western Iowa Energy, LLC (“WIE”). The past calendar year has been interesting, informative, and challenging.
During 2007, WIE was subject to an initial surveillance audit in an attempt to become qualified as an Accredited Producer of biodiesel according to the National Biodiesel Accreditation Committee’s BQ-9000 standards. We passed that audit, and in February 2007 we were awarded our accreditation credentials. Those accreditation credentials expanded our customer base to include customers who will not accept non-accredited biodiesel. In addition to the BQ-9000 quality audit, we also made WIE available to three of the major petroleum producers, Chevron, Conoco-Phillips, and Shell/Motiva, to become qualified suppliers of biodiesel into their supply chain. In the early summer of 2007, WIE became the ONLY biodiesel manufacturer to become certified by Chevron and Conoco-Phillips as a biodiesel supplier. In the fall of 2007, WIE became certified by Motiva (Shell) as well. As all of these long-time giants in the petroleum world came to Wall Lake to view how WIE made biodiesel, they were pleased with the care and detail with which WIE made certain that we are making fuel of a consistent standard of quality.
One of the major advantages WIE has within the biodiesel industry is our ability to process feed stocks other than soy bean oil into fuel. During the early part of 2007 and at a time when orders were scarce and our production time was available, WIE tested the plant equipment’s ability to process various feed stocks into acceptable biodiesel. We processed corn oil, choice white grease, and beef tallow. We established sufficient production guidelines and procedures so that when the market demand increased, WIE was in a position to use these lesser expensive feed stocks. Throughout the year, WIE was able to vary the flow rate of products throughout our plant so that we were able to gain the information necessary to continually increase the operating efficiency of our plant. One of the pieces of equipment that we believed we needed to increase the efficiency of our plant was additional tankage. During a time when capital funds were scarce, we modified one of our existing tanks to accommodate finished biodiesel. When the plant was originally designed, it was designed with two separate glycerin storage tanks: one for soy-based glycerin, and one for animal fat-based glycerin. As we monitored the market for our glycerin, we found insufficient advantages to justify separating the product; and we made the decision to modify the 110,000-gallon tank that was originally built to accommodate animal fat-based glycerin to a tank that can be used to store finished biodiesel. The cost for those modifications were minimal and the plant’s ability to service our customer base efficiently has been greatly enhanced.
During the early part of this decade, there were some well-publicized corporate scandals: Global Crossing; WorldCom; Tyco; Adelphis, and—the most famous one—Enron. As a result, the Securities and Exchange Commission (“SEC”) adopted the Sarbanes-Oxley Act (“SOX”) to protect the investing public. SOX applies to WIE because WIE has over 500 unit holders and total assets in excess of $10 million, and is a SEC reporting company. The purpose of this act is to: (1) make management accountable; (2) enhance disclosure to Members; (3) require regular reviews of the WIE’s books by the SEC; and (4) make WIE’s accountants accountable. During the 2007 calendar year, WIE completed the establishment of the procedures necessary to comply with SOX requirements, and by the end of 2007, WIE was compliant with SOX. All of the time and energies expended to become compliant are not directly related to the production of biodiesel, but are a necessary part of operations.
Safety at WIE has been an area on which we have believed we should focus since the beginning of the plant’s operation. We have experienced some challenges, and we continue to strive for perfection in this area. As we look to WIE’s performance relative to others within our industry and others that are related, we find that our safety record is relatively good—we are 14% better than average. While we look at the numbers and have a positive feeling about the results, it only takes one occurrence to destroy that good feeling. Consequently, we will continue to emphasize the necessity to be alert to the jobs we are doing and looking to make the next step the right one!
In an effort to lower the rate that WIE pays for natural gas, we contracted with a third-party to partner with us for our natural gas energy needs. As we more accurately estimate our gas usage, they will optimize the transportation of that gas into the WIE facility. We also negotiated with the City of Wall Lake to lower the transportation rate we are paying them to get our natural gas delivered to us. We anticipate that these measures will result in savings between 10% and 20% on our annual natural gas expenditures.
Among the improvements that were made at WIE during the last year are the offering of a world-class medical and benefit program to our employees. We also added a production supervisor to our staff, which has provided some needed guidance to our staff that works during the night time hours. There was a plan in place to make improvements to our physical plant, and we were able to do some landscaping, including the addition of a pond, and pave the parking lot before the financial challenges of our industry caused us to back off of our total plan. We hope to do more during the 2008 calendar year, including the addition of some required security measures.

FINANCIAL REPORT FOR 2007
The Statement of Operations for WIE in 2007 is as follows:

Category	Total for 2007	Per Gallon
Total Income	$78,676,998	$3.0930
Total Cost of Goods	72,887,485	2.7609
Gross Profit	$5,789,513	$0.2193
Production/Plant Expense	5,254,776	0.1990
Operating Profit	$534,737	$0.0203
Plant General Administrative Expense	$2,700,096	0.1023
Professions Services	302,503	0.0115
Directors & Membership Expense	138,391	0.0052
Net Income (Loss)	($2,606,253)	($0.0987)
In an attempt to clarify this statement, there are some definitions that should be offered. They are as follows:

Category	Definition
Total Income	Revenues from all products
Total Cost of Goods	Expenses related to all inputs for production: feed stocks, methanol, hydrochloric acid, caustic soda, phosphoric acid, filtration media, etc.
Production & Plant Expense	Wages & salaries of production employees, maintenance employees, shipping & receiving employees, and laboratory personnel; testing and testing supplies; fuel & utilities; and depreciation.
Administration Expenses	Office expenses, including salaries & wages of administrative personnel; insurance; taxes—property & payroll; employee benefits; industrial organization dues; interest; and bank charges.
Professional Services	Expenses associated with legal matters, outside accounting matters; independent auditor; and the expenses to become and remain SOX compliant.
Director & Membership Expenses	Expenses associated with the board of director activities and our membership, including annual meeting and newsletter expenses.
The explanation of the financial picture for WIE during 2007 is a complicated one, at best. For the year, WIE shipped slightly more than we produced. A closer examination reveals that we shipped more during the first half of the year than during the second half. Couple that with the fact that profit margins for the latter part of the year fell to about 12.5% of what they were at the beginning of the year, and we find an explanation for much of the losses. We actually built inventory during the latter part of the year in the amount of just less than 1.0 million gallons. That inventory build was necessary to service the level of business that was shipped out of our plant. It was in July that soy bean oil prices began to rise to just below the level of the break even point of our biodiesel. For the balance of the year, WIE was able to maintain an average selling price of our biodiesel product that was greater than the break-even point of fuel dictated by the high soy bean oil prices, but the margins were “razor thin”. It was during this latter part of the year that WIE was changed from a production-based company to an inventory-based company. At a production-based plant, the decision is made to maximize production to make it all available to the market. At an inventory-based plant, the volume and product produced is based solely on what orders are in place. If no orders are backlogged, no production is done. We continue to operate with that philosophy in 2008.
LOOKING AHEAD TO 2008
As we look to the future for WIE, it is important to review the advantages with which WIE operates; what is the strategic intent of the WIE organization; and what actions will the WIE management take to implement those advantages and achieve the intent of the organization.
Because WIE was designed and built and began operation in 2006, WIE’s capital investment is relatively low when compared to others who began thereafter. We believe that the lower capital investment provides WIE with the advantage of being a lower-cost producer than other producers within the biodiesel industry. In addition, WIE enjoys is its ability to process many different feed stocks. Because we have experienced processing various animal fats, crude vegetable oils, and processed corn oils, we believe that we can make biodiesel from most alternate feed stocks that may be available at a price advantage. WIE’s relationship with REG offers advantages on several fronts. First, we have access to lower-priced and consistently reliable feed stocks and other raw materials through many suppliers. Secondly, we also have access to much broader and higher-priced markets into which we can sell our finished biodiesel and glycerin. In addition, we believe WIE has a work force that is experienced and of high quality. We have received feed back from vendors, from employees at other REG-network plants, and from business partners that speak to the competency of our work force. We plan to fully embrace all of those advantages as we move forward in 2008.
WIE expects to produce biodiesel at a cost that allows us to utilize our low-cost producer status to increased profitability. However, we also expect that our cost of goods sold will remain high and continue to provide a challenge to our ability to maintain profit margins. We will be maximizing the quantity of animal fats and other low-priced feed stocks that will be transformed into biodiesel. The volume of alternate feed stocks that we are able to use will be determined by the market acceptance of that product.

We are doing a great work here at Western Iowa Energy. All of us—Members, employees, and management—should discuss where we can do things better; where we can improve what we are doing; what are the roadblocks that can be seen; what are the strategies that we can employ to obtain more beneficial results; and what are the victories that we can celebrate. We are doing good things here. We are doing things that your grandchildren will one day read about. We all can make a difference!
WIE PAC FORMED

What is a PAC?
•
PAC (Political Action Committee) is a name given to a private group—regardless of size—organized to promote the support of specific campaigns, agendas, and candidates. With the help of the IRFA we have recently formed a PAC.

Why should WIE have a PAC?
•
As everyone knows a large part of politics is money; who has it; who uses it most efficiently; and what agenda is supported by it. One of our goals for WIE is to have as much influence as possible on the political agenda for the biodiesel industry. By forming a PAC we feel that we can play a large part in the future policies and direction our government takes concerning the biodiesel industry and all policies affecting WIE, its employees, and investors.

Who will we support?
•
The financial support we will provide will not be based on party ties, but rather the candidates voting record concerning biodiesel. This will mean that support could go to Democrats, Republicans, and Independents. In short your support of the WIE PAC will in turn support your investment in the plant and help to increase future profitability through formation of friendly public policy. All money will go to candidates—there will be no administrative costs involved.

Donations can be made by check to WIE PAC. Only personal checks will be accepted. By law NO corporations may donate to a PAC. There is no donation too small, and all are appreciated.
Kevin Ross
Director, PAC Chair Western Iowa Energy, LLC
This newsletter contains historical information, as well as forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance, or our expected future operations and actions. These forward-looking statements are only our predictions based upon current information and involve numerous assumptions, risks and uncertainties. Our actual results or actions may differ materially from these forward-looking statements for many reasons, including the reasons described in our filings with the Securities and Exchange Commission. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this newsletter. We qualify all of our forward-looking statements by these cautionary statements.

Western Iowa Energy, LLC
1220 S. Center St.
PO Box 399
Wall Lake, IA 51466
www.westerniowaenergy.com
Phone: 712-664-2173
Fax: 712-664-2183
Larry Breeding – General Manager – lbreeding@westerniowaenergy.com
Joe Reed – Operations Manager – jreed@westerniowaenergy.com
Joe Neppl – Accountant – jneppl@westerniowaenergy.com
Jeanne Sorensen – Compliance Coordinator – jsorensen@westerniowaenergy.com
Kris Ziegmann – Accounting Assistant /Receptionist– kziegmann@westerniowaenergy.com